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                                                                    EXHIBIT 5.1



                                                              February 28, 2002


Commercial Consolidators Corp.
5255 Yonge Street, Suite 1010
Toronto, Ontario
Canada M2N 6P4

                     Re: Registration Statement on Form F-1
                         ----------------------------------

Ladies and Gentlemen:

         We have acted as United States counsel to Commercial Consolidators Corp., a corporation organized under the laws of Alberta, Canada (the "Company"), in connection with the preparation of a Registration Statement on Form F-1 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 2,608,824 of the Company's common shares, without par value (the "Shares"), which may be offered and sold, from time to time, by the selling shareholders listed therein.

         In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, By-laws and minutes, and such other documents and records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

         We have been informed by the Company that the Shares have been and will be transferred or issued, and the certificates evidencing the same have been and will be duly delivered, against receipt of the consideration stipulated therefor, which has not been and will not be less than the par value of the Shares.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and have been, or when transferred or issued, delivered and paid for in accordance with the foregoing assumptions will be, validly issued, fully paid and non-assessable.


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Commercial Consolidators Corp.
Registration Statement on Form F-1
February 28, 2002
Page 2



         The opinion set forth above is limited to the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinion herein concerning any other law. We are not admitted to practice in any province in Canada and, insofar as the foregoing opinion relates to matters governed by the laws of any province in Canada, we understand that such matters are covered in the opinion of Clark Wilson, Canadian counsel for the Company, filed as Exhibit 5.2 to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           Very truly yours,



                                           /s/ GREENBERG TRAURIG, LLP